Exhibit 99.1

FOR IMMEDIATE RELEASE

October 10, 2025

ZIMVIE STOCKHOLDERS VOTE TO

APPROVE ACQUISITION BY ARCHIMED

PALM BEACH GARDENS, Florida, October 10, 2025 (GLOBE NEWSWIRE) – ZimVie Inc. (“ZimVie”) (Nasdaq: ZIMV) today announced that at the special meeting of ZimVie stockholders held on October 10, 2025, the ZimVie stockholders voted to approve the acquisition of ZimVie by an affiliate of ARCHIMED (the “Merger”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 20, 2025 (the “Merger Agreement”).

The parties now expect the Merger to close on October 20, 2025, subject to the satisfaction of all conditions in the Merger Agreement.

About ZimVie

ZimVie is a global life sciences leader in the dental implant market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, ZimVie works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, ZimVie is committed to advancing clinical science and technology foundational to restoring daily life. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

About ARCHIMED

With offices in Europe, North America and Asia, ARCHIMED is a leading investment firm focused exclusively on healthcare industries. Its mix of operational, medical, scientific and financial expertise allows ARCHIMED to serve as both a strategic and financial partner to healthcare businesses. Prioritized areas of focus include Animal & Environmental Health, Biopharma Products, Consumer Health, Diagnostics, Healthcare IT, Life Science Tools & Biologic Services, MedTech, and Pharma Services. ARCHIMED helps partners internationalize, acquire, innovate and expand their products and services. ARCHIMED manages €8 billion across its various funds. Since inception, ARCHIMED has been a committed Impact investor, both directly and through its EURÊKA Foundation. For more information about ARCHIMED, please visit www.archimed.group.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning ZimVie’s expectations, plans, intentions, strategies or prospects, including expected benefits of the proposed transaction. Generally, the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions used in this release are intended to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.

Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.

These risks, uncertainties and changes in circumstances include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on ZimVie’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (v) risks related to the proposed transaction diverting management’s attention from ZimVie’s ongoing business operations; (vi) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; and (vii) (A) any other risks discussed in ZimVie’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) and ZimVie’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (the “Quarterly Reports”) filed by ZimVie with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Media Contact Information:

ZimVie

Grace Flowers • Grace.Flowers@ZimVie.com

(561) 319-6130

Investor Contact Information:

Gilmartin Group LLC

Webb Campbell • Webb@gilmartinir.com